U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 2, 2007

BEICANG IRON & STEEL, INC.

(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-13628 (Commission File Number)	13-3183646 (IRS Employer ID No.)

8/F

Beicang Building

76 Jianshebei Road

Taiyuan City, Shanxi Province, 030013

People’s Republic of China

(Address of principal executive offices)

001-86 – 351 – 4656727

(Issuer's Telephone Number)

Item 4.01. Change in Registrant’s Certifying Accountant

Effective February 2, 2007 the firm of Ronald R. Chadwick, P.C. (“Chadwick”), our independent accountant who audited our financial statement for our fiscal years ending December 31, 2004 and 2005, was dismissed. Our Board of Directors authorized this action. Chadwick had audited our financial statements for the fiscal years ended December 31, 2004 and 2005, and reviewed our financial statements for the relevant interim periods, as well as the interim periods ended March 31, 2006, June 30, 2006 and September 30, 2006.

In connection with the audit of our financial statements as of and for the fiscal years ended December 31, 2004 and 2005, and the interim period through February 2, 2007, there were no disagreements with Chadwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of Chadwick, would have caused them to make reference in connection with its reports to the subject matter of the disagreements.

The audit report of Chadwick on our financial statements as of and for the years ended December 31, 2004 and 2005, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

“The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit and stockholders' deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

We have requested that Chadwick furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of this letter is included herewith as Exhibit 16.2.

In addition, effective February 2, 2007, we retained the firm of Schwartz Levitsky Feldman LLP ("SLF”) to audit our financial statement for our fiscal year ending December 31, 2006, and include such report as part of our annual report on Form 10-KSB for our fiscal year ending December 31, 2006. This change in independent accountants was approved by our Board of Directors. There were no consultations between us and SLF prior to their appointment.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number
Exhibit

16.2	Letter from Ronald R. Chadwick, P.C.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 2, 2007	BEICANG IRON & STEEL, INC. (Registrant) By: s/Hou Beicang Hou Beicang, Chief Executive Officer